EXHIBIT 99.3

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the stock exchange between Bundled Builder and Dynamic Ventures Corp. for the six months ended June 30, 2010, and year ended December 31, 2009.

These unaudited pro forma condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) The pro forma condensed consolidated financial statements are based on the estimates and assumptions included in these notes and include adjustments necessary for presentation of the Bundled Builder and Dynamic Ventures Corp. stock exchange agreement in accordance with US GAAP.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the acquisition been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the unaudited pro forma consolidated statement of operations due to normal production declines, changes in prices, future transactions, the exclusion of various operating expenses and other factors.

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Dynamic Ventures Corp and Subsidiaries Unaudited Pro Forma Consolidated Balance Sheet June 30, 2010

	Bundled Builder Solutions, Inc.	Dynamic Ventures Corp	Notes	Pro Forma Adjustments	Pro Forma Combined
Assets:

Cash and cash equivalents	$ 152,748	$ 75,693			$ 228,441
Accounts receivable, net	422,855				422,855
Inventories	22,581				22,581
Deferred offering costs					-
Contracts in process	105,555				105,555
Prepaids and other current assets	3,628				3,628
					-

Total Current Assets	707,367	75,693		-	783,060

Property and equipment, net	0				0

Other long term assets	0				-

Total Assets	$ 707,367	75,693		-	783,060

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$ 94,651	$ 22,429			117,080
Customer deposits	5,959				5,959
Deferred income	83,915				83,915
Royalty payable - contracts	51,124				51,124
Loans from related parties - Directors and stockholders	303,297	56,778			360,075
Total Current Liabilities	538,946	79,207		0	618,153

Total Liabilities	538,946	79,207		0	618,153

Equity

Common Stock, 0.0001 par value, 200,000,000 shares	2,250	2,750	( B )		5,000
authorized, 50,000,000 shares issued and outstanding
					-
Additional paid-in capital	$120,027	54,750	(A)	(61,014)	113,763
Accumulated earning/deficit	46,144	(61,014)	(A)	61,014	46,144
					0
Stockholders' Equity	168,421	(3,514)		-	164,907

Total Liabilities and Stockholders' Equity	$ 707,367	$ 75,693		$ -	$783,060

Shares Outstanding:	22,500,000	27,500,000			50,000,000

(A) To restate equity and eliminate the Dynamic Ventures equity and reflect the value based on Bundled Builder's value as the ongoing entity.
(B) Historical Common Stock, 0.0001 par value, 200,000,000 shares authorized, 22,500,000 shares issued and outstanding.

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Dynamic Ventures Corp and Subsidiaries Unaudited Pro Forma Consolidated Statements of Operations For the Six Months Ended June 30, 2010

	Bundled Builder Solutions, Inc.	Dynamic Ventures Corp	Notes	Pro Forma Adjustments	Pro Forma Combined

Contract revenue	$ 1,691,862				$1,691,862
Software revenue	6,000				6,000.0
Total revenue	1,697,862	-			1,697,862

Costs of contract revenue	1,299,491				1,299,491
Cost of software revenue
Total cost of revenue	1,299,491				1,299,491

Gross Margin	398,371				398,371

Operating expense:
Selling, general and administrative	325,029	25,788			350,817
Depreciation expense	13,686				13,686
Total operating expenses	338,715	25,788		0	364,503

Other income (expense):
Other income	738	411			1,149
Interest expense

Total other income(expense)	738	411			1,149

Income(loss) before income taxes	60,394	(25,377)		0	35,017

Provision for income taxes			(C)

Income (loss) from continuing operations	60,394	(25,377)		0	35,017

Net income (loss) per common share from Continuing Operations:
Basic & Diluted	$0.003	($0.001)			$0.001
Diluted	$0.003	($0.001)			$0.001

Weighted average common shares outstanding:
Basic & Diluted	22,500,000	22,389,503	( D )	0	44,889,503

(C ) No adjustment for income tax expense was made due to ongoing net operating loss carry forwards.
( D ) Proforma Weighted Average Common Shares Outstanding: 22,500,000 shares issued for the August 2, 2010 stock exchange are considered outstanding for the entire six months ending June 30,2010.
22,389,503 shares of Dynamic Ventures Corp are the weighted shares outstanding based on initial issuance dates.
Historical Weighted Average Common Shares Outstanding:
22,500,000 shares issued for the August 2, 2010 stock exchange are considered outstanding for the entire six months ending June 30,2010.
Income per historical weighted average common shares outstanding for Bundled Builder Solutions , Inc is $.003 and for the combined entities is $.001.
Dynamic Ventures Corp has no historical shares outstanding at June 30, 2010 as all shares issued by Dynamic Ventures Corp are considered outstanding as of the Share Exchange date of August 2, 2010.

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Dynamic Ventures Corp and Subsidiaries Unaudited Pro Forma Consolidated Statements of Operations For the Year Ended December 31, 2009

	Bundled Builder Solutions, Inc.	Dynamic Ventures Corp	Notes	Pro Forma Adjustments	Pro Forma Combined
REVENUE
Contract revenue	$ 3,529,911				$3,529,911
Software revenue	40,639				40,639.0
Total revenue	3,570,550	-			3,570,550

COST OF REVENUE
Costs of contract revenue	2,708,041				2,708,041
Cost of software revenue
Total cost of revenue	2,708,041				2,708,041

GROSS MARGIN	862,509				862,509

OPERATING COSTS
General and administrative	1,126,195	33,437			1,159,632
Depreciation and amortization	68,785				68,785
Total operating expenses	1,194,980	33,437			1,228,417

INCOME (LOSS) FROM OPERATIONS	(332,471)	(33,437)

OTHER INCOME (EXPENSE)
Rental income	17,084				17,084
Other, net	(10,925)

Total other income	6,159	0			17,084

Income(loss) before income taxes	(326,312)	(33,437)			(348,824)

Provision for income taxes			(A)

NET LOSS	$ (326,312)	$ (33,437)			$ (348,824)

Net income (loss) per common share :
Basic & Diluted	($0.01)	($0.00)			($0.01)
Diluted	($0.01)	($0.01)			($0.01)

Weighted average common shares outstanding:
Basic & Diluted	22,500,000	14,136,985	( B )		36,636,985

( A ) No adjustment for income taxes is made due to incurring net operating losses. No deferred tax asset is booked due to the uncertainty of realizing the asset in the future.
( B ) 22,500,000 shares issued for the August 2,2010 stock exchange are considered outstanding for the entire year ending December 31,2009.
14,136,985 shares of Dynamic Ventures Corp are the weighted shares outstanding based on issuing 15,000,000 shares ( adjusted for the 5:1 stock split) on January 22,2009.

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